EXHIBIT 5:     Attorney Opinion Letter.

                        DAVID B. STOCKER
                         Attorney at Law
                Suite 234 Valley Commerce Center
                    4745 North Seventh Street
                     Phoenix, Arizona 85014
                    Telephone [602] 235-9080
                    Facsimile [602] 235-9040

Christos E. Loukas, President
SGC HOLDINGS, INC.
September 20, 2002
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                       September 20, 2002


Christos E. Loukas, President
SGC HOLDINGS, INC.
15911 Eat Sunburst Drive
Fountain Hills, AZ 85268

     Re: SGC Holdings, Inc. SR-2 Filing

Dear Mr. Loukas:

     At your request, we are rendering this opinion in connection with a proposed sale by certain shareholders ("Selling Shareholders") of SGC Holdings, Inc., a Nevada corporation (the "Company"), of up to 720,000 shares of common stock, $0.001 par value (the "Common Stock"). The Selling Shareholders are identified in the Registration Statement on Form SB-2 originally dated September 20, 2002. We have examined instruments, document , and records, which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

     Based on such examination, we are of the opinion that 720,000 shares of Common Stock to be sold by the Selling Shareholders are, as of the date hereof, duly authorized shares of Common Stock, and have been legally issued, fully paid, and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any





Christos E. Loukas, President
SGC HOLDINGS, INC.
September 20, 2002
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part of the Registration Statement, including this opinion as an exhibit or otherwise.




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